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                                    EXHIBIT 1

                     CERTIFICATION REGARDING JOINT FILING OF
                     SCHEDULE 13D PURSUANT TO RULE 13D-1(k)
                    OF THE SECURITIES AND EXCHANGE COMMISSION

         TDK U.S.A. Corporation and TDK Corporation do hereby certify that the
Schedule 13D to which this certification is attached as Exhibit 1 is being filed with the Securities and Exchange Commission on behalf of the undersigned.

         Dated:  September 21, 2000




/s/ Kenichi Aoshima
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TDK U.S.A. CORPORATION
By:  Kenichi Aoshima
Its:  President and CEO




/s/ Hajime Sawabe
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TDK CORPORATION
By:  Hajime Sawabe
Its:  President and CEO